EXHIBIT 2.5
FOURTH AMENDMENT TO
AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE
     This FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER, CONVERSION AND SHARE EXCHANGE (“Amendment”) effective this 30th day of October, 2009 is by and among Ideation Acquisition Corp., a corporation incorporated in the State of Delaware, USA (“Ideation”), ID Arizona Corp., a corporation incorporated in the State of Arizona, USA, Earl Yen (the “CSV Representative”), Tommy Cheung and Stephen Lau (collectively, the “DB Representative”), and Qinying Liu (the “Management Shareholder Representative” and, together with the CSV Representative and the DB Representative, the “SM Shareholders’ Representatives”).
Recitals
     WHEREAS, SearchMedia International Limited, a company organized under the laws of the Cayman Islands (the “Company”), Ideation, the SM Shareholders’ Representatives and Linden, along with the other parties thereto, have previously entered into that certain Agreement and Plan of Merger, Conversion and Share Exchange dated as of March 31, 2009, including the exhibits and schedules thereto (as amended, the “SEA”);
     WHEREAS, the parties to the SEA also desire to make certain amendments to the SEA as set forth herein; and
     WHEREAS, in accordance with Section 16.2 of the SEA, Ideation and a majority of the SM Shareholders’ Representatives wish to amend the SEA to reflect the terms set forth below.
Agreement
     NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	The Memorandum and Articles of Association of ID Cayman following the Closing, as set forth in Exhibit A to the SEA, are hereby amended and restated as follows:
A.	Article 77(c) is hereby amended and restated in its entirety as follows:

“The Board of Directors shall have one or more Chairmen of the Board of Directors (in the case of more than one chairman, each a “Co-Chairman”) elected and appointed for a determined period by a majority of the Directors then in office. In the event that Co-Chairmen are so elected, the term “Chairman” as used in these Articles shall be construed accordingly and the Co-Chairmen shall jointly exercise the rights and powers of the “Chairman”, set out in these Articles or otherwise, by mutual agreement of such Co-Chairmen. A sole Chairman or any Co-Chairmen together shall preside as chairman at every meeting of the Board of Directors. To the extent any sole Chairman or both Co-Chairman is/are not present at a meeting of the Board of Directors within thirty (30) minutes after the time appointed for holding the same, the attending Directors may choose one Director to be the chairman of the meeting.”

B.	The last sentence of Article 99 is hereby deleted.

C.	Article 103 is hereby deleted and replaced with the words, “[Intentionally omitted]”.

D.	Article 105 is hereby amended and restated in its entirety as follows:

“A committee may meet and adjourn as it thinks proper. Questions or issues arising or matters brought to be voted upon at any meeting shall be determined by a majority of votes of the members present.”
2.	Section 9.3 of the SEA is hereby amended to change the number of SM Ordinary Shares set forth therein to “68,018,531.”

3.	Except as amended by the terms of this Amendment, the SEA remains in full force and effect.

4.	Unless otherwise defined, capitalized terms used herein have the meanings given to them in the SEA.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

IDEATION ACQUISITION CORP.
By:	/s/ Steven D. Rubin
	Name:	Steven D. Rubin
	Title:	Secretary
	Address:	4400 Biscayne Blvd., 15th Floor Miami, FL 33137
	Facsimile:	(305) 575-6444

ID ARIZONA CORP.
By:	/s/ Steve D. Rubin
	Name:	Steven D. Rubin
	Title:	Secretary
	Address:	4400 Biscayne Blvd., 15th Floor Miami, FL 33137
	Facsimile:	(305) 575-6444

MANAGEMENT SHAREHOLDER REPRESENTATIVE:
/s/ Qinying Liu
Name:	Qinying Liu
Address:	Room 4B, Yinglong Building No. 1358 Yan An Road West Shanghai 200052, China
Facsimile:	+86 (21) 6283-0552

CSV REPRESENTATIVE:
/s/ Earl Ching-Hwa Yen
Name:	Earl Ching-Hwa Yen
Address:	Rm. 104, Bldg.18 No. 800 Huashan Road Shanghai 200050, China
Facsimile:	+86 (21) 6225-8573

DB REPRESENTATIVE:
/s/ Tommy Cheung
Name:	Tommy Cheung
Address:	56/F, Cheung Kong Center 2 Queen’s Road Central Hong Kong
Facsimile:	+852 2203-8304

/s/ Stephen Lau
Name:	Stephen Lau
Address:	56/F, Cheung Kong Center 2 Queen’s Road Central Hong Kong
Facsimile:	+852 2203-8304

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